Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2017 Equity Incentive Plan of MAXIMUS, Inc. of our reports dated November 21, 2016, with respect to the consolidated financial statements of MAXIMUS, Inc. and the effectiveness of internal control over financial reporting of MAXIMUS, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2016, filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP
Tysons, Virginia
May 4, 2017